UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5480343
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

53 West 23rd Street
New York, New York 10010

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.0001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement number to which the form relates:  333-188813

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                   Description of Registrant’s Securities to be Registered.

Tremor Video, Inc. (the “Company”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-188813), as initially filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2013, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.                   Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tremor Video, Inc.

Date: June 21, 2013	By:	/s/ Adam Lichstein
		Name:	Adam Lichstein
		Title:	Senior Vice President, Chief Operating Officer and General Counsel